Exhibit 99.2

November 29, 2004

Fred J. Runk

American Financial Group, Inc.

One East Fourth Street

Cincinnati, Ohio 45202

RE: Letter of Agreement - Separation Agreement and General Release

Dear Fred:

The purpose of this Agreement ("Agreement") is to set forth in writing our agreements concerning your retirement and separation from, and a release of all possible claims between you and American Financial Group, Inc. and any related organizations, including, without limitation, any and all subsidiaries and affiliates of American Financial Group, Inc. and their shareholders, officers, directors, employees and agents and their successors and permitted assigns (collectively, the "Company").

To that end, you and the Company hereby agree as follows:

  Officer/Director Resignations. Your resignation from any and all officer or director positions with the Company will be effective March 10, 2005 (the "Resignation Date"). Your last active date of service will be March 31, 2005 (the "Retirement Date").

  Salary Continuation; Bonus. You will be paid a salary continuation payment equal to your current salary, plus an amount equal to three-sevenths of that salary amount to represent a bonus component, annually until your sixty-fifth (65th) birthday. Such payments will be paid bi-weekly, starting with the first regularly scheduled payroll date following the Retirement Date. This period is the "Salary Continuation Period". With the first pay received in April 2005, you will receive a lump sum payment for any accrued but unused vacation days for 2005 through the Retirement Date and for any unused vacation days carried over from 2004. No vacation or Company paid absence benefits will accrue during the Salary Continuation Period.

  Health Insurance Benefits. You may continue to participate in the Company's health insurance benefits plans (currently, family medical and family dental) for the Salary Continuation Period, subject to normal plan deductibles, premiums in effect from time to time and co-payments in effect from time to time; provided, however, such eligibility will terminate if you become eligible for substantially equivalent health insurance benefits, at substantially equivalent cost, through subsequent employment. You will be eligible for the Company's standard retiree health insurance benefits and/or COBRA continuation of benefits at the end of the Salary Continuation Period (unless eligibility terminates earlier) and will receive notification under separate cover.

  Stock Options. You previously have been granted Company stock options, of which 325,000 are currently outstanding. Such options shall become fully (100%) vested and exercisable upon the Effective Date (defined in Paragraph 24 below) of this Agreement and will expire three years after the Retirement Date. You will receive a letter from the Company confirming the approval of these provisions by the Compensation Committee of the Company's Board of Directors.

  Life Insurance/Accidental Death & Dismemberment (ADD). Company paid coverage of two times your current base annual salary for Basic Life/ADD Insurance coverage shall continue during the Salary Continuation Period. At the end of the Salary Continuation Period, you will be eligible to convert the balance of the Company-paid Life Insurance to a self-paid non-term insurance contract; a conversion form will be provided.

  Flexible Spending Account. Deductions for healthcare will continue through the Salary Continuation Period. You will have until May 1, 2006 to file for any 2005 reimbursable claims, until May 1, 2007 to file for any 2006 reimbursable claims and until May 1, 2008 to file for any 2007 reimbursable claims.

  Short Term Disability/Long Term Disability. Short Term Disability and Long Term Disability coverages cease as of the Retirement Date.

  2004 Annual Bonus Plan. You will be paid any amounts payable under the Company's Senior Executive annual bonus plan for 2004 on the normal schedule for calculations and payments. Such payment shall be in addition to any amounts to be paid in accordance with Paragraph 2 above.

  Executive Insurance Program. Your eligibility to participate in the Executive Insurance Program (currently, automobile / homeowners / basic umbrella) at Company expense will continue during the Salary Continuation Period (unless the Program is discontinued during such Period for Company senior executives) and will cease as of the renewal date for policies issued on or before the last day of the Salary Continuation Period.

  Company Retirement And Savings Plan.

    401(k) Savings Account. You are fully (100%) vested in your 401(k) account. Your normal payroll deduction for your 401(k) account deferral will continue through the Salary Continuation Period. If you do not wish the deferral to be taken, you can contact AFG In-Touch at 800.458.2387. You will be eligible for any 401(k) Company Match applicable for covered compensation in Plan Years 2005, 2006 and 2007 covered in the Salary Continuation Period. Distribution of your Account will all be made under normal plan parameters.

    Retirement Account / Auxiliary RASP. You are fully (100%) vested in your Company retirement account and Auxiliary RASP account. You will be eligible for any contributions applicable to those accounts on covered compensation during Plan Years 2005, 2006 and 2007 covered in the Salary Continuation Period. Distribution will be made under normal plan parameters. Call AFG In-Touch for details.

  Survivorship. In the event of your death during the Salary Continuation Period (but only if you are not then in breach of Paragraphs 15, 16 and 17), any payments remaining under Paragraphs 2 and 8 will be made by the Company to your current spouse (if she survives you and was still married to you) or to your estate if she dies before you do or if you are no longer married to her at the time of your death. Payments will made on the same schedule called for in those Paragraphs. If payments to her begin under this Paragraph and she then dies while any payments remain, any remaining payments due under those Paragraphs will be made to her estate.

  Plan Sponsor. The Plans covered in Paragraphs 3, 5, 6 and 10 are Company sponsored plans.

  Office Space; Other Benefits. At its sole cost and expense, the Company will provide you during the Salary Continuation Period with (i) a downtown office and parking comparable to your current office and parking, and (ii) part-time secretarial staff.

  Your eligibility for all other benefits not specifically mentioned herein will cease as of the retirement Date. The Company reserves the right to revise, amend or terminate any benefit plans at any time.

  Company Property. You may retain your current computer. You agree to return all other Company property that has been entrusted to you on the Retirement Date.

  Non-Solicitation/Non-Hire Of Company Employees. For a period of twenty-four months from the Retirement Date, you agree that you will not directly or indirectly solicit for employment or consulting services or hire or retain any person who is employed by the Company on the Retirement Date.

  Non-Compete. During the Salary Continuation Period, you agree that you will not:

    directly or indirectly compete with the Company in the property, casualty or annuity insurance business within any state where the Company offers insurance products or services; nor solicit or initiate contact with any insurance agents or customers with whom the Company does or has done business or actively solicited to do business within the twelve month period prior to the Retirement Date for purposes of competing as described in Paragraph 16(a) above.

  Confidential Information. During the term of your employment, you have had access to and become familiar with financial information, various trade secrets and other confidential information of the Company ("Confidential Information"). This may include but is not limited to sales and marketing strategies, pricing, rates, commission and fee structures, salaries, financial data, products and product lines, the identity of the agents or organizations with which the Company does business or may do business and other information. You agree that the Company has taken reasonable steps to preserve the confidentiality of the Confidential Information. You agree not to disclose, directly or indirectly, or use in any way any Confidential Information. You also agree that you will not take with you any originals or copies of any information which you or any other person developed regarding the Company or its Confidential Information. The term "Confidential Information" does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by or through you, (ii) was within your possession prior to its being furnished to you by or on behalf of the Company, or (iii) becomes available to you on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality to the Company.

  Other Employment. The Company acknowledges that its obligations under this Agreement (except as provided in Paragraph 3) continue in the event of your employment with another entity, subject to your compliance with your obligations under this Agreement, including those in Paragraphs 15, 16 and 17.

  Remedies. You recognize that a violation of Paragraphs 15, 16 or 17 would irreparably injure the Company. Accordingly, you agree that the Company may, in addition to pursuing its remedies at law, obtain emergency and injunctive relief and that no bond or security shall be required. In addition, any breach of these three Paragraphs will entitle the Company to suspend any further payments under this Agreement while pursuing its remedies at law or equity.

  Availability. You agree to make yourself available to answer questions and advise the Company upon reasonable request for up to fifteen hours per week during the Salary Continuation Period. If you become employed in a full time position during the two years after the Retirement Date (in a position which is not in violation of Paragraph 16), the weekly hour provisions will not apply but you will use best efforts to make yourself reasonably available to answer questions or advise the Company as provided in this Paragraph 20. During the two-year period after the Retirement Date and regardless of employment status, you will use best efforts to make yourself available at reasonable times and for reasonable periods of time if your cooperation is required or requested to assist the Company in connection with litigation or regulatory inquiries relating to matters arising while you were an officer of the Company.

  Non-Disparagement. You agree not to disparage or make negative or harmful statements about the Company, its shareholders, directors, officers, employees, and agents or about your experiences as an employee of the Company. The Company agrees not to disparage or make negative or harmful statements about you.

  References. Upon your request for an employment reference, the Company will furnish to the party for whom the reference is sought only your name, dates of employment and positions held unless you request additional information be provided and the Company agrees to provide the information. The requests should be directed to the Company's Corporate Secretary.

  Releases. You hereby irrevocably and unconditionally release, acquit and forever discharge the Company (including stockholders, directors, officers, employees and all persons acting through them) from any and all claims, obligations, administrative actions, damages, suits and expenses of any nature whatsoever, known or unknown, that exist or could exist, through the Effective Date of this Agreement. This Release includes, but is not limited to, claims under state and federal law, including the Age Discrimination in Employment Act; claims under any employee stock plan in which you participated; claims of contract and quasi-contract; and claims of tortious conduct, wrongful discharge, whistle-blowing and violation of public policy.

  The Company hereby releases you (including your heirs, successors and assigns) from any and all claims, obligations, administrative actions, damages, suits and expenses of any nature whatsoever that exist or could exist through the Effective Date of this Agreement; provided; however, the Company is not releasing you from any claim or right that the Company (or any insurer, executive, employee or shareholder of the Company) has or may have against you (a) arising from or relating to any criminal act committed by you; (b) arising under the Sarbanes-Oxley Act for any accounting restatement resulting from misconduct by you; (c) for any insider trading by you in Company securities; (d) for any fraudulent conduct or willful dishonesty by you; (e) for any intentional tort committed by you; or (f) for liability to the Company arising from actions or inactions that you participated in, but the Company failed to discover, before the Effective Date of this Agreement because you either willfully failed to disclose or deliberately concealed from the Company such actions or inactions.

  Notice; Effective Date. In addition, you hereby release and agree not to bring any legal action or claim arising from or by reason of your employment or termination of employment under the Age Discrimination in Employment Act. In this regard, we are required to advise you in writing to consult an attorney prior to signing this Agreement. In addition, you have 21 days from the date of your receipt of this letter in which to consider this Agreement and whether you wish to enter into it, and waive and release any claim you have under the Age Discrimination in Employment Act against the Company. Further, you have seven days following the date on which you sign below to revoke this Agreement by providing written notice to Jim Evans at the address on the last page of this Letter Agreement. This Agreement will become effective at the end of this seven-day period (the "Effective Date").

  Consideration. In executing this Agreement, you acknowledge that in exchange for the release contained herein, the Company is providing you with total consideration which exceeds what you would have received and were entitled to under the Company policies and practices had you not given this release and that this consideration has been determined pursuant to open, arms length negotiations.

  Entire Agreement. This Agreement, along with the contractual arrangements referred to herein (i.e. the Company's stock option plan, deferred compensation plan and retirement and savings plan), is the entire agreement between you and the Company. You enter it into knowingly and voluntarily.

  Applicable Law. This Agreement is made and entered into in the State of Ohio, and shall in all respects be interpreted, enforced and governed by the laws of the State of Ohio.

  Binding On Parties. This Agreement shall be binding upon and shall inure to the benefit of the parties and their heirs, legal representatives, executors, administrators, successors and permitted assigns. All items of this Agreement shall survive a change in control of the Company. Neither party may assign or transfer this Agreement, or any rights or obligations hereunder, without the prior written consent of the other party, which consent will not be unreasonably withheld.

  Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable in any respect, the parties agree that such term or provision shall be deemed to be modified to the extent necessary to permit its enforcement to the maximum extent permitted by applicable law.

  Materiality. Each of the above listed obligations is material and any breach will entitle the non-breaching party to enforce this Agreement in a court of law.

Fred, if after review of this Agreement, you find that it accurately and completely sets forth the agreement between you and the Company, please sign and date it in the presence of a witness and return the original to Jim Evans at the address below.

                                                       Very truly yours,

                                                       AMERICAN FINANCIAL GROUP, INC.

                                                       By: _/s/Carl H. Lindner III________

                                                             Carl H. Lindner III, Co-President

ACCEPTED AND AGREED:

_/s/Fred J. Runk__________

Fred J. Runk

_/s/Betty D. Hobart________

Witness

__11/29/2004____________

Date

Return signed original to:

James E. Evans

Senior Vice President

American Financial Group, Inc.

One East Fourth Street

Cincinnati, OH 45202